Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER
NET INCOME OF $334.6 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.51

Revenue of $1.7 billion	Return on Average Common Equity 12.4%	Common Equity Tier 1 Capital 11.3%

CHICAGO, APRIL 25, 2023 — Northern Trust Corporation today reported first quarter net income per diluted common share of $1.51, compared to $0.71 in the fourth quarter of 2022 and $1.77 in the first quarter of 2022. Net income was $334.6 million, compared to $155.7 million in the prior quarter and $389.3 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“The recent disruptions in the banking sector reinforce the importance of Northern Trust’s 130 year track record of strength and stability. New and existing clients have consistently turned to us for their liquidity needs during periods of market stress, and the first quarter of 2023 was no exception.”

“Our results for the quarter reflect year-over-year revenue growth of 2% and a return on common equity of 12.4%. Expense growth moderated compared to the previous quarter as we balanced spending discipline against investments to drive future growth. As we look ahead, we remain well-positioned to support our clients’ needs while successfully navigating the ever-shifting macroeconomic environment.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q1 2023 vs.
($ In Millions except per share data)	Q1 2023	Q4 2022	Q1 2022	Q4 2022	Q1 2022
Trust, Investment and Other Servicing Fees	$1,063.6	$1,042.1	$1,168.4	2%	(9)%
Other Noninterest Income (Loss)*	149.8	(57.6)	169.3	N/M	(11)
Net Interest Income (FTE**)	544.4	550.0	387.7	(1)	40
Total Revenue (FTE**)	$1,757.8	$1,534.5	$1,725.4	15%	2%

Noninterest Expense	$1,285.6	$1,323.6	$1,205.9	(3)%	7%
Provision for Credit Losses	15.0	5.0	2.0	N/M	N/M
Provision for Income Taxes	109.4	34.7	121.5	N/M	(10)
FTE Adjustment**	13.2	15.5	6.7	(15)	98
Net Income	$334.6	$155.7	$389.3	115%	(14)%

Earnings Allocated to Common and Potential Common Shares	$315.2	$148.7	$370.0	112%	(15)%
Diluted Earnings per Common Share	$1.51	$0.71	$1.77	113%	(15)%
Return on Average Common Equity	12.4%	5.9%	14.2%
Return on Average Assets	0.92%	0.42%	0.97%
Average Assets	$148,059.9	$147,803.6	$162,143.0	—%	(9)%
N/M - Not meaningful
(*)    Other Noninterest Income (Loss) in Q4 2022 included a $213.0 million pre-tax loss recognized in conjunction with the intent to sell certain available for sale securities.
(**)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION FIRST QUARTER 2023 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change March 31, 2023 vs.
($ In Billions)	March 31, 2023*	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
Assets Under Custody/Administration
Asset Servicing	$13,221.5	$12,705.5	$14,513.0	4%	(9)%
Wealth Management	953.3	898.5	1,031.1	6	(8)
Total Assets Under Custody/Administration	$14,174.8	$13,604.0	$15,544.1	4%	(9)%
Assets Under Custody(1)
Asset Servicing	$10,065.6	$9,712.3	$10,987.5	4%	(8)%
Wealth Management	947.6	892.3	1,022.9	6	(7)
Total Assets Under Custody	$11,013.2	$10,604.6	$12,010.4	4%	(8)%
Assets Under Management
Asset Servicing	$962.1	$898.1	$1,091.6	7%	(12)%
Wealth Management	368.3	351.4	396.2	5	(7)
Total Assets Under Management	$1,330.4	$1,249.5	$1,487.8	6%	(11)%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q1 2023 vs.
($ In Millions)	Q1 2023	Q4 2022	Q1 2022	Q4 2022	Q1 2022
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$413.6	$406.3	$452.7	2%	(9)%
Investment Management	126.2	123.8	146.9	2	(14)
Securities Lending	19.1	19.3	18.8	(1)	1
Other	44.1	38.6	44.0	14	—
Total Asset Servicing	$603.0	$588.0	$662.4	3%	(9)%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$163.6	$162.2	$181.7	1%	(10)%
East	119.8	117.8	134.0	2	(11)
West	91.2	89.5	101.4	2	(10)
Global Family Office (GFO)	86.0	84.6	88.9	2	(3)
Total Wealth Management	$460.6	$454.1	$506.0	1%	(9)%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,063.6	$1,042.1	$1,168.4	2%	(9)%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees increased sequentially and decreased from the prior-year quarter.
▪Custody and fund administration fees increased sequentially primarily due to favorable markets, favorable currency translation and new business, partially offset by lower transaction volumes and nonrecurring fees in the prior quarter. Custody and fund administration fees decreased from the prior-year quarter primarily due to unfavorable markets and unfavorable currency translation.
▪Investment management fees increased sequentially primarily due to favorable markets, partially offset by asset outflows. Investment management fees decreased from the prior-year quarter primarily due to asset outflows and unfavorable markets, partially offset by lower money market fund fee waivers.
▪Other trust, investment and other servicing fees increased sequentially primarily due to higher fees associated with seasonal benefit payment services.
Total Wealth Management trust, investment and other servicing fees increased sequentially and decreased from the prior-year quarter.
•Fees in the regions (Central, East and West) increased sequentially primarily due to favorable markets, partially offset by product-related asset outflows. Fees in the regions decreased from the prior-year quarter primarily due to unfavorable markets and product-related asset outflows, partially offset by lower money market fund fee waivers.

NORTHERN TRUST CORPORATION FIRST QUARTER 2023 RESULTS

OTHER NONINTEREST INCOME
				% Change Q1 2023 vs.
($ In Millions)	Q1 2023	Q4 2022	Q1 2022	Q4 2022	Q1 2022
Other Noninterest Income
Foreign Exchange Trading Income	$53.0	$65.4	$80.9	(19)%	(35)%
Treasury Management Fees	8.4	8.3	11.1	—	(25)
Security Commissions and Trading Income	34.7	35.1	36.2	(1)	(4)
Other Operating Income	46.8	47.3	41.1	(1)	14
Investment Security Gains (Losses), net	6.9	(213.7)	—	N/M	N/M
Total Other Noninterest Income (Loss)	$149.8	$(57.6)	$169.3	N/M	(11)%
N/M - Not meaningful
Foreign exchange trading income decreased sequentially and compared to the prior-year quarter primarily driven by an unfavorable impact from foreign exchange swap activity and lower client volumes.
Other operating income increased compared to the prior-year quarter primarily driven by increased income related to a bank-owned life insurance program and other miscellaneous income, partially offset by higher expenses related to existing swap agreements related to Visa Inc. Class B common shares.
Investment security gains (losses), net had a $213.0 million loss in the prior quarter arising from the intent to sell certain available for sale debt securities that were written down to their fair value in the prior quarter and sold in the current quarter, which resulted in a $6.9 million gain upon sale.

NET INTEREST INCOME
				% Change Q1 2023 vs.
($ In Millions)	Q1 2023	Q4 2022	Q1 2022	Q4 2022	Q1 2022
Net Interest Income
Interest Income (FTE*)	$1,468.6	$1,185.6	$390.2	24%	N/M
Interest Expense	924.2	635.6	2.5	45	N/M
Net Interest Income (FTE*)	$544.4	$550.0	$387.7	(1)%	40%
Average Earning Assets	$135,957	$133,789	$149,768	2%	(9)%
Net Interest Margin (FTE*)	1.62%	1.63%	1.05%	(1) bps	57	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis decreased sequentially primarily due to a lower net interest margin, partially offset by higher average earning assets. Net interest income on an FTE basis increased compared to the prior-year quarter primarily due to a higher net interest margin, partially offset by lower average earning assets.
The net interest margin on an FTE basis decreased sequentially primarily due to an unfavorable balance sheet mix shift, offset by higher average interest rates. The net interest margin on an FTE basis increased from the prior-year quarter primarily due to higher average interest rates.
Average earning assets increased sequentially primarily due to increased funding from short-term borrowing activity, partially offset by lower levels of client deposits. For interest-earning assets, this manifested in higher levels of interest-bearing deposits with banks, partially offset by lower levels of securities.
Average earning assets decreased from the prior-year quarter primarily due to decreased funding from client deposits, partially offset by higher short-term borrowing activity. For interest-earning assets, this manifested in lower levels of securities and interest-bearing deposits with banks, partially offset by higher level of loans.

NORTHERN TRUST CORPORATION FIRST QUARTER 2023 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change March 31, 2023 vs.
($ In Millions)	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$200.9	$195.9	$184.7	3%	9%
Provision for Credit Losses	15.0	5.0	2.0	N/M	N/M
Net Recoveries (Charge-Offs)	(2.9)	—	3.2	N/M	N/M
Ending Allowance for Credit Losses	$213.0	$200.9	$189.9	6%	12%
Allowance assigned to:
Loans and Leases	$159.9	$144.3	$136.3	11%	17%
Undrawn Loan Commitments and Standby Letters of Credit	34.3	38.5	37.5	(11)	(8)
Debt Securities and Other Financial Assets	18.8	18.1	16.1	5	17
Ending Allowance for Credit Losses	$213.0	$200.9	$189.9	6%	12%
N/M - Not meaningful
Q1 2023
The provision in the current quarter was primarily due to an increase in the reserve evaluated on a collective basis, driven by growth in the size and duration of the commercial real estate portfolio, primarily in multi-family properties, partially offset by improvement in credit quality for the commercial and institutional segment. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics.
Q4 2022
The provision in the prior quarter was primarily due to an increase in the reserve evaluated on a collective basis, driven by growth in the commercial and institutional and commercial real estate portfolios and further deterioration in the macroeconomic outlook at the time, partially offset by improvement in portfolio quality for the commercial and institutional segment.
Q1 2022
The provision in the prior-year quarter was primarily due to an increase in the reserve evaluated on an individual basis for two commercial borrowers, partially offset by a slight decrease in the reserve evaluated on a collective basis. The decrease in the collective basis reserve was primarily due to continued improvements in credit quality mainly within the commercial real estate portfolio, partially offset by increases in the reserve driven by projected economic conditions at the time.

NORTHERN TRUST CORPORATION FIRST QUARTER 2023 RESULTS

NONINTEREST EXPENSE
				% Change Q1 2023 vs.
($ In Millions)	Q1 2023	Q4 2022	Q1 2022	Q4 2022	Q1 2022
Noninterest Expense
Compensation	$595.2	$584.3	$563.9	2%	6%
Employee Benefits	101.0	103.6	104.3	(3)	(3)
Outside Services	210.8	232.9	213.4	(9)	(1)
Equipment and Software	231.7	229.4	193.5	1	20
Occupancy	61.3	65.7	51.1	(7)	20
Other Operating Expense	85.6	107.7	79.7	(21)	7
Total Noninterest Expense	$1,285.6	$1,323.6	$1,205.9	(3)%	7%
End of Period Full-Time Equivalent Staff	23,800	23,600	21,700	1%	10%
Compensation expense increased sequentially primarily due to higher incentives, partially offset by $30.4 million of severance-related charges recorded in the prior quarter. Compensation expense increased compared to the prior-year quarter primarily due to higher salary expense, partially offset by lower incentives and favorable currency translation.
Outside services expense decreased sequentially primarily due to lower technical services costs, consulting services, and legal services.
Equipment and software expense increased compared to the prior-year quarter primarily due to higher amortization as well as higher software costs driven by continued technology investments.
Occupancy expense decreased sequentially primarily due to $14.0 million of charges from the prior quarter related to early lease exits, partially offset by a $9.8 million charge in the current quarter. Occupancy expense increased compared to the prior-year quarter primarily due to a $9.8 million charge in the current quarter.
Other operating expense decreased sequentially primarily due to lower business promotion and staff-related expenses. Other operating expense increased compared to the prior-year quarter primarily due to higher business promotion expense.

PROVISION FOR INCOME TAX
				% Change Q1 2023 vs.
($ In Millions)	Q1 2023	Q4 2022	Q1 2022	Q4 2022		Q1 2022
Net Income
Income before Income Taxes	$444.0	$190.4	$510.8	133%		(13)%
Provision for Income Taxes	109.4	34.7	121.5	N/M		(10)
Net Income	$334.6	$155.7	$389.3	115%		(14)%
Effective Tax Rate	24.6%	18.2%	23.8%	640	bps	80	bps
bps - basis points
The effective tax rate increased sequentially primarily due to the significant increase in pretax earnings while tax benefits from tax-credit investments and tax-exempt income slightly decreased, and a higher net tax impact from international operations. The effective tax rate increased from the prior-year quarter primarily due to a higher net tax impact from international operations and lower tax benefits from share-based compensation, partially offset by a higher level of tax benefits from tax-credit investments and tax-exempt income.

NORTHERN TRUST CORPORATION FIRST QUARTER 2023 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $259.5 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $158.6 million to common stockholders. The Corporation repurchased 1,050,227 shares of common stock, including 326,811 shares withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $100.9 million ($96.04 average price per share). The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at March 31, 2023, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	March 31, 2023*		December 31, 2022		March 31, 2022
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.3%	11.7%	10.8%	11.5%	11.4%	12.1%	N/A	4.5%
Tier 1 Capital	12.3	12.7	11.8	12.5	12.4	13.2	6.0	6.0
Total Capital	14.5	14.7	13.9	14.5	13.6	14.2	10.0	8.0
Tier 1 Leverage	7.3	7.3	7.1	7.1	6.5	6.5	N/A	4.0
Supplementary Leverage	N/A	8.3	N/A	7.9	N/A	7.9	N/A	3.0

	March 31, 2023*		December 31, 2022		March 31, 2022
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.3%	12.9%	11.6%	12.4%	11.7%	12.6%	6.5%	4.5%
Tier 1 Capital	12.3	12.9	11.6	12.4	11.7	12.6	8.0	6.0
Total Capital	14.2	14.6	13.5	14.2	12.6	13.4	10.0	8.0
Tier 1 Leverage	7.3	7.3	6.9	6.9	6.1	6.1	5.0	4.0
Supplementary Leverage	N/A	8.3	N/A	7.7	N/A	7.4	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION FIRST QUARTER 2023 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2023	2022
($ in Millions)	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Interest Income
Interest Income - GAAP	$1,455.4	$1,170.1	$799.3	$524.8	$383.5
Add: FTE Adjustment	13.2	15.5	12.3	11.1	6.7
Interest Income (FTE) - Non-GAAP	$1,468.6	$1,185.6	$811.6	$535.9	$390.2

Net Interest Income - GAAP	$531.2	$534.5	$513.0	$458.7	$381.0
Add: FTE Adjustment	13.2	15.5	12.3	11.1	6.7
Net Interest Income (FTE) - Non-GAAP	$544.4	$550.0	$525.3	$469.8	$387.7

Net Interest Margin - GAAP	1.58%	1.58%	1.54%	1.31%	1.03%
Net Interest Margin (FTE) - Non-GAAP	1.62%	1.63%	1.58%	1.35%	1.05%

Total Revenue
Total Revenue - GAAP	$1,744.6	$1,519.0	$1,754.8	$1,768.7	$1,718.7
Add: FTE Adjustment	13.2	15.5	12.3	11.1	6.7
Total Revenue (FTE) - Non-GAAP	$1,757.8	$1,534.5	$1,767.1	$1,779.8	$1,725.4

NORTHERN TRUST CORPORATION FIRST QUARTER 2023 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s first quarter earnings conference call will be webcast on April 25, 2023.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 25 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2023, Northern Trust had assets under custody/administration of US$14.2 trillion, and assets under management of US$1.3 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Twitter @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q1 2023 vs.
	Q1 2023	Q4 2022	Q1 2022	Q4 2022	Q1 2022
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,063.6	$1,042.1	$1,168.4	2%	(9)%
Foreign Exchange Trading Income	53.0	65.4	80.9	(19)	(35)
Treasury Management Fees	8.4	8.3	11.1	—	(25)
Security Commissions and Trading Income	34.7	35.1	36.2	(1)	(4)
Other Operating Income	46.8	47.3	41.1	(1)	14
Investment Security Gains (Losses), net	6.9	(213.7)	—	N/M	N/M
Total Noninterest Income	1,213.4	984.5	1,337.7	23	(9)

Net Interest Income
Interest Income	1,455.4	1,170.1	383.5	24	N/M
Interest Expense	924.2	635.6	2.5	45	N/M
Net Interest Income	531.2	534.5	381.0	(1)	39

Total Revenue	1,744.6	1,519.0	1,718.7	15	2

Provision for Credit Losses	15.0	5.0	2.0	N/M	N/M

Noninterest Expense
Compensation	595.2	584.3	563.9	2	6
Employee Benefits	101.0	103.6	104.3	(3)	(3)
Outside Services	210.8	232.9	213.4	(9)	(1)
Equipment and Software	231.7	229.4	193.5	1	20
Occupancy	61.3	65.7	51.1	(7)	20
Other Operating Expense	85.6	107.7	79.7	(21)	7
Total Noninterest Expense	1,285.6	1,323.6	1,205.9	(3)	7

Income before Income Taxes	444.0	190.4	510.8	133	(13)
Provision for Income Taxes	109.4	34.7	121.5	N/M	(10)
NET INCOME	$334.6	$155.7	$389.3	115%	(14)%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$318.4	$151.0	$373.1	111%	(15)%
Earnings Allocated to Participating Securities	3.2	2.3	3.1	42	4
Earnings Allocated to Common and Potential Common Shares	$315.2	$148.7	$370.0	112	(15)

Per Common Share
Net Income
Basic	$1.51	$0.71	$1.78	113%	(15)%
Diluted	1.51	0.71	1.77	113	(15)

Average Common Equity	$10,396.6	$10,094.5	$10,626.3	3%	(2)%
Return on Average Common Equity	12.4%	5.9%	14.2%
Return on Average Assets	0.92%	0.42%	0.97%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.70	—%	7%

Average Common Shares Outstanding (000s)
Basic	208,187	208,423	208,025
Diluted	208,730	208,894	208,809
Common Shares Outstanding (EOP) (000s)	208,342	208,428	208,380
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				March 31, 2023 vs.
	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
Assets
Federal Reserve and Other Central Bank Deposits	$39,220.0	$39,961.9	$55,610.2	(2)%	(29)%
Interest-Bearing Due from and Deposits with Banks(2)	5,053.3	4,926.6	5,177.8	3	(2)
Federal Funds Sold	—	32.0	—	(100)	N/M
Securities Purchased under Agreements to Resell	1,057.4	1,070.3	1,031.4	(1)	3
Debt Securities
Available for Sale	24,627.5	26,699.9	36,860.9	(8)	(33)
Held to Maturity	24,716.2	25,036.1	21,223.5	(1)	16
Trading Account	0.1	95.2	0.4	(100)	(84)
Total Debt Securities	49,343.8	51,831.2	58,084.8	(5)	(15)
Loans and Leases	42,369.5	42,893.3	39,239.1	(1)	8
Other Interest-Earning Assets(3)	2,233.5	1,769.4	1,292.2	26	73
Total Earning Assets	139,277.5	142,484.7	160,435.5	(2)	(13)
Allowance for Credit Losses	(176.9)	(161.1)	(152.0)	10	16
Cash and Due from Banks and Other Central Bank Deposits(4)	1,429.4	1,737.2	1,502.0	(18)	(5)
Buildings and Equipment	481.5	500.5	486.0	(4)	(1)
Client Security Settlement Receivables	1,300.5	1,698.3	2,183.9	(23)	(40)
Goodwill	695.1	691.3	702.0	1	(1)
Other Assets	8,100.9	8,085.8	7,407.6	—	9
Total Assets	$151,108.0	$155,036.7	$172,565.0	(3)%	(12)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$23,183.4	$31,128.6	$31,703.7	(26)%	(27)%
Savings Certificates and Other Time	2,840.1	1,981.3	846.0	43	N/M
Non-U.S. Offices - Interest-Bearing	64,290.0	65,481.9	69,541.5	(2)	(8)
Total Interest-Bearing Deposits	90,313.5	98,591.8	102,091.2	(8)	(12)
Federal Funds Purchased	4,487.3	1,896.9	0.2	137	N/M
Securities Sold under Agreements to Repurchase	362.9	567.2	329.7	(36)	10
Other Borrowings	11,365.1	7,592.3	3,521.1	50	N/M
Senior Notes	2,769.2	2,724.2	2,377.5	2	16
Long-Term Debt	2,070.9	2,066.2	1,106.9	—	87
Total Interest-Related Funds	111,368.9	113,438.6	109,426.6	(2)	2
Demand and Other Noninterest-Bearing Deposits	23,413.9	25,340.3	47,538.4	(8)	(51)
Other Liabilities	4,737.4	4,998.3	4,190.2	(5)	13
Total Liabilities	139,520.2	143,777.2	161,155.2	(3)	(13)
Common Equity	10,702.9	10,374.6	10,524.9	3	2
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,587.8	11,259.5	11,409.8	3	2
Total Liabilities and Stockholders’ Equity	$151,108.0	$155,036.7	$172,565.0	(3)%	(12)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q1 2023 vs.
	Q1 2023	Q4 2022	Q1 2022	Q4 2022	Q1 2022
Assets
Federal Reserve and Other Central Bank Deposits	$36,641.8	$32,755.2	$45,199.5	12%	(19)%
Interest-Bearing Due from and Deposits with Banks(2)	4,198.7	4,186.1	4,384.0	—	(4)
Federal Funds Sold	19.7	14.0	0.7	41	N/M
Securities Purchased under Agreements to Resell	1,046.1	1,165.5	691.6	(10)	51
Debt Securities
Available for Sale	25,030.4	26,742.4	37,496.3	(6)	(33)
Held to Maturity	25,382.2	25,135.3	21,308.0	1	19
Trading Account	1.3	46.4	0.9	(97)	49
Total Debt Securities	50,413.9	51,924.1	58,805.2	(3)	(14)
Loans and Leases	41,959.4	42,329.4	39,544.3	(1)	6
Other Interest-Earning Assets(3)	1,677.8	1,414.2	1,143.1	19	47
Total Earning Assets	135,957.4	133,788.5	149,768.4	2	(9)
Allowance for Credit Losses	(161.5)	(154.6)	(152.0)	4	6
Cash and Due from Banks and Other Central Bank Deposits(4)	1,795.9	1,773.7	2,047.0	1	(12)
Buildings and Equipment	497.3	491.0	495.1	1	—
Client Security Settlement Receivables	1,098.5	1,809.9	1,825.5	(39)	(40)
Goodwill	692.3	685.8	704.2	1	(2)
Other Assets	8,180.0	9,409.3	7,454.8	(13)	10
Total Assets	$148,059.9	$147,803.6	$162,143.0	—%	(9)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$27,268.8	$28,488.7	$32,329.2	(4)%	(16)%
Savings Certificates and Other Time	2,360.1	1,610.5	842.3	47	180
Non-U.S. Offices - Interest-Bearing	62,411.1	64,024.0	68,199.6	(3)	(8)
Total Interest-Bearing Deposits	92,040.0	94,123.2	101,371.1	(2)	(9)
Federal Funds Purchased	3,653.9	2,704.7	0.2	35	N/M
Securities Sold under Agreements to Repurchase	347.1	392.4	253.7	(12)	37
Other Borrowings	11,324.0	7,933.2	3,690.7	43	N/M
Senior Notes	2,748.1	2,721.5	2,442.4	1	13
Long-Term Debt	2,066.3	1,718.6	1,128.3	20	83
Total Interest-Related Funds	112,179.4	109,593.6	108,886.4	2	3
Demand and Other Noninterest-Bearing Deposits	20,145.6	22,186.3	37,129.1	(9)	(46)
Other Liabilities	4,453.4	5,044.3	4,616.3	(12)	(4)
Total Liabilities	136,778.4	136,824.2	150,631.8	—	(9)
Common Equity	10,396.6	10,094.5	10,626.3	3	(2)
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,281.5	10,979.4	11,511.2	3	(2)
Total Liabilities and Stockholders’ Equity	$148,059.9	$147,803.6	$162,143.0	—%	(9)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2023		2022
	FIRST		FOURTH		THIRD		SECOND		FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,063.6		$1,042.1		$1,078.7		$1,143.4		$1,168.4
Other Noninterest Income	149.8		(57.6)		163.1		166.6		169.3
Net Interest Income	531.2		534.5		513.0		458.7		381.0
Total Revenue	1,744.6		1,519.0		1,754.8		1,768.7		1,718.7
Provision for Credit Losses	15.0		5.0		0.5		4.5		2.0
Noninterest Expense	1,285.6		1,323.6		1,229.8		1,223.6		1,205.9
Income before Income Taxes	444.0		190.4		524.5		540.6		510.8
Provision for Income Taxes	109.4		34.7		129.7		144.4		121.5
Net Income	$334.6		$155.7		$394.8		$396.2		$389.3

Per Common Share
Net Income - Basic	$1.51		$0.71		$1.80		$1.86		$1.78
- Diluted	1.51		0.71		1.80		1.86		1.77
Cash Dividends Declared per Common Share	0.75		0.75		0.75		0.70		0.70
Book Value (EOP)	51.37		49.78		48.68		48.87		50.51
Market Value (EOP)	88.13		88.49		85.56		96.48		116.45

Financial Ratios
Return on Average Common Equity	12.4%		5.9%		14.9%		15.7%		14.2%
Return on Average Assets	0.92		0.42		1.07		1.03		0.97
Net Interest Margin (GAAP)	1.58		1.58		1.54		1.31		1.03
Net Interest Margin (FTE*)	1.62		1.63		1.58		1.35		1.05

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$13,221.5		$12,705.5		$11,954.0		$12,812.2		$14,513.0
Wealth Management	953.3		898.5		868.0		921.5		1,031.1
Total Assets Under Custody / Administration	$14,174.8		$13,604.0		$12,822.0		$13,733.7		$15,544.1

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$10,065.6		$9,712.3		$9,125.5		$9,771.2		$10,987.5
Wealth Management	947.6		892.3		860.8		913.0		1,022.9
Total Assets Under Custody	$11,013.2		$10,604.6		$9,986.3		$10,684.2		$12,010.4

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$962.1		$898.1		$873.7		$950.0		$1,091.6
Wealth Management	368.3		351.4		336.2		352.8		396.2
Total Assets Under Management	$1,330.4		$1,249.5		$1,209.9		$1,302.8		$1,487.8

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans and Leases	$48.9		$45.9		$76.4		$89.7		$100.8
Other Real Estate Owned (OREO)	—		—		—		0.1		0.2
Total Nonaccrual Assets	$48.9		$45.9		$76.4		$89.8		$101.0
Nonaccrual Assets / Loans and Leases and OREO	0.12%		0.11%		0.17%		0.22%		0.26%
Gross Charge-offs	$(4.0)		$(0.5)		$(5.4)		$—		$(0.1)
Gross Recoveries	1.1		0.5		0.9		5.5		3.3
Net Recoveries (Charge-offs)	$(2.9)		$—		$(4.5)		$5.5		$3.2
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	(0.03)%		—%		(0.04)%		0.05%		0.03%
Allowance for Credit Losses Assigned to:
Loans and Leases	$159.9		$144.3		$138.7		$138.2		$136.3
Undrawn Loan Commitments and Standby Letters of Credit	34.3		38.5		40.7		43.5		37.5
Debt Securities and Other Financial Assets	18.8		18.1		16.5		18.2		16.1
Loans and Leases Allowance / Nonaccrual Loans and Leases	3.3	x	3.1	x	1.8	x	1.5	x	1.4	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.